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Exhibit 3.22

ROLLAND INC.

(name of Corporation)

GENERAL BY-LAWS

enacted pursuant to the
 Canada Business Corporations Act

         Adopted as of December 31, 2000

GENERAL BY-LAWS OF
ROLLAND INC.

enacted pursuant to the
 Canada Business Corporations Act

-i-

BOARD OF DIRECTORS		6
21.	Number	6
22.	Eligibility	7
23.	Election and Term of Office	7
24.	Resignation	7
25.	Removal	7
26.	Vacancy	8
27.	Replacement	8
28.	Remuneration	8
29.	General Powers of the Directors	8
30.	Irregularity	8
31.	Use of Property or Information	9
32.	Conflicts of Interest	9
33.	Contracts With the Corporation	9
MEETINGS OF THE BOARD OF DIRECTORS		10
34.	Meetings and Notices	10
35.	Participation by Telephone	10
36.	Quorum	10
37.	Chairman and Secretary of the Meeting	11
38.	Procedure	11
39.	Vote	11
40.	Signed Resolutions	11
MANAGEMENT		11
41.	Officers	11
42.	Chairman of the Board	12
43.	President	12
44.	Vice-President	12
45.	General Manager	12
46.	Comptroller	13
47.	Secretary	13
48.	Treasurer	13
49.	Removal, Discharge and Resignation	13
50.	Vacancy	13

-ii-

51.	Remuneration	13
EXECUTIVE COMMITTEE		14
52.	Election	14
53.	Officers, Quorum and Procedure	14
54.	Chairmanship	14
55.	Secretary	14
56.	Powers	14
57.	Proceedings Open to the Board	14
58.	Participation by Telephone and Signed Resolutions	14
59.	Meetings	15
60.	Remuneration	15
61.	Removal and Replacement	15
INDEMNIFICATION OF DIRECTORS AND OFFICERS		15
62.	Indemnity	15
63.	Insurance	16
64.	Reimbursement of Expenses	16
CAPITAL STOCK		16
65.	Issuance of Shares and Stock Options	16
66.	Share Certificates and Stock Transfers	16
67.	Securities Register	16
68.	Transfer Agents and Registrars	16
69.	Record Date and Closing of Books	17
70.	Lost and Destroyed Certificates	17
DIVIDENDS		17
71.	Dividends	17
FISCAL YEAR, ACCOUNTS AND AUDIT		18
72.	Fiscal Year	18
73.	Audit	18
CORPORATION REPRESENTATION FOR CERTAIN PURPOSES		18
74.	Declaration	18
75.	Representation at Meetings	19
76.	Signature of Documents	19
77.	Declarations in the Register	19

-iii-

MISCELLANEOUS		20
78.	Conflict with the Articles	20
79.	Amendments	20

-iv-

GENERAL BY-LAWS OF
ROLLAND INC.

enacted pursuant to the
 Canada Business Corporations Act

DEFINITIONS

For the purposes of these by-laws, unless otherwise provided:

  •
  "Act" means the Canada Business Corporations Act, R.S.C. (1985) ch. C-44, as well as any amendment which may be made thereto, and any act which may be substituted therefor.

  •
  "Auditor" means the auditor of the Corporation and includes an auditing firm.

  •
  "Ordinary Resolution" means a resolution adopted by the majority of the votes cast by the shareholders qualified to vote in the circumstances, or signed by all of them.

  •
  "Resident Canadian" has the particular meaning ascribed to that expression in the Act. Summarily, this expression includes Canadian citizens and permanent residents within the meaning of the Immigration Act who normally reside in Canada;

  •
  "Unanimous shareholder agreement" means an agreement described in subsection 146(2) of the Act entered into among all the shareholders of the Corporation.

REGISTERED OFFICE AND OFFICES

        1.    Registered Office.    The registered office of the Corporation shall be in the city or urban community stipulated in the articles at the address determined by the board of directors.

        2.    Offices.    The Corporation may, in addition to its registered office, establish elsewhere within or outside Canada any other office and agency.

SHAREHOLDERS

        3.    Annual Meetings.    The annual meeting of the shareholders of the Corporation shall be held yearly on the date and at the time and at the place that the board of directors determine in order to receive and examine the financial statements and, where appropriate, the report of the auditor, elect directors, appoint an auditor and fix or authorize the board of directors to fix his remuneration and to examine, deal with and dispose of such other business as may properly come before the meeting.

        4.    Special Meetings.    Special meetings of the shareholders may be called at any time as determined by the president or the board of directors of the Corporation and shall be called when required by one or more shareholders holding no less than 5% of the outstanding voting shares in conformity with the Act.

        5.    Place of Meetings.    Meetings of the shareholders shall be held at the registered office of the Corporation or at any other place that may be fixed by the board of directors. Meetings of the shareholders may be held outside Canada if all shareholders entitled to vote thereat so agree; a shareholder who attends such meetings is not deemed to have so agreed if he is present for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

        6.    Notice of Meetings.    Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and the auditor or, in the discretion of the person charged with the giving of such notice, mailed by ordinary mail, transmitted by facsimile or sent by electronic mail to the addressees or number entered in the books of the Corporation, at their respective addresses or facsimile numbers, not less than twenty-one (21) days and not more than fifty (50) days prior to the date fixed for the meeting. If the address of the addressee is not entered in the books of the Corporation, the notice may be sent as aforesaid to the address that the person sending the notice considers to be most likely to reach such addressee promptly. Any irregularity in the notice or in the sending thereof, such as the accidental failure to send such notice or non-reception thereof by the shareholder, shall in no way affect the validity of the proceedings at the meeting in question.

        Such notice shall specify the date, time and place of each meeting. The notice of the annual meeting may, but need not, specify the nature of the business when such meeting is called only to examine the financial statements and the report of the auditor, to elect directors and to renew the auditor's mandate. The notice of the annual meeting at which other business shall be transacted, as well as the notice of special meeting, shall state:

  (a)
  the nature of business to be considered in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

  (b)
  the text of any special resolution to be submitted to the meeting.

        It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the shareholders' meeting is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

        The signature to any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

        A certificate of the secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate or of any officer, transfer agent or registrar of the transfers of shares of the Corporation shall be conclusive evidence that may be set up against any shareholder of the sending or delivery of a notice of meeting.

        7.    Waiver of Notice.    Any shareholder or other person entitled to receive notice of a shareholder meeting may waive such notice before, during or after said meeting is held. His presence at such meeting shall constitute a waiver of notice unless he attends for the express purpose of objecting to the holding thereof on the grounds that the meeting was not regularly called.

        8.    Chairman.    The president of the Corporation, or any other person appointed for the purpose by the board of directors, shall preside at meetings of shareholders.

        9.    Quorum.    A quorum of shareholders is present at an annual or special meeting of shareholders, regardless of the number of persons physically present at the meeting, if one or more holders of shares conferring not less than fifty plus one percent (50% + 1%) of the total number of votes attached to the aggregate of the shares carrying voting rights at such meeting are present physically or represented in accordance with section 10 hereinbelow.

        If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed with the business of the meeting, even if a quorum is not present throughout the meeting.

        If a quorum is not present at the opening of the meeting, the shareholders present or represented may adjourn the meeting to another time and place but may not transact any other business.

        If a quorum is present at the reconvening of the meeting so adjourned, the meeting may then proceed to examine and dispose of the business for which it was called, failing which, a new meeting must be called.

        10.    Representation at Meetings.    Shareholders shall be entitled to vote in person or, if a body corporate or association, by representatives duly authorized by resolution of the board of directors or a decision-making body. Shareholders shall also be entitled to vote by proxyholder.

        A proxyholder need not be a shareholder of the Corporation and may act as proxy for several shareholders.

        A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

        A proxy shall only be valid for the meeting for which it was given or at any adjournment thereof.

        The instrument appointing a proxyholder may be in the following form or in any other appropriate form:

    "I/We the undersigned, being a shareholder of

    hereby nominate, constitute and appoint

    or, failing him,

    (or                        ) my/our attorney, representative and/or proxyholder with full power and authority to attend, vote and otherwise act for me/us in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at                        on the            day of                        , and at any and all adjournments thereof, with full power of substitution, and I/we, the undersigned, hereby revoke all other proxies given by me/us, the undersigned, which might be used in respect of such meeting and any and all adjournments thereof.

    Given this    day of                        ."

    (signature)

        The board of directors may specify in the notice of meeting of shareholders, a date and time limit for depositing proxies to be used at the meeting with the Corporation or its agent; such date and time limits shall not precede the meeting by over forty-eight (48) hours, excluding Saturdays and statutory holidays.

        The board of directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be faxed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

        11.    Voting Right.    Subject to the articles and the Act, each shareholder shall be entitled to as many votes as he holds shares in the Corporation carrying the right to vote.

        12.    Majority Decisions.    Save where otherwise provided by the Act, any business tabled before the meeting shall be decided upon by a simple majority of fifty plus one percent (50% + 1%) of the votes validly cast at such meeting.

        13.    Casting Vote.    In the event of a tie vote, the chairman of the meeting shall have the casting vote.

        14.    Vote by Show of Hands.    Unless a voice vote or vote by secret ballot is requested, votes shall be taken by a show of hands. In such a case, shareholders or proxyholders shall vote by raising their hands, and the number of votes shall be calculated by counting the number of hands raised.

        15.    Voice Vote.    If the chairman of the meeting so orders or if any other person who holds, either directly or by proxy, at least ten percent (10%) of the voting rights attaching to the outstanding voting shares of the Corporation (which request may be withdrawn), and if a vote by secret ballot is not requested, the vote shall be taken by voice vote. In such a case, each shareholder or proxyholder shall state his name and the name of each shareholder whose shares he represents by proxy, the number of votes he holds and the manner in which he wishes to cast such votes. The number of votes so cast shall determine whether or not a resolution is adopted.

        16.    Vote by Secret Ballot.    If the chairman of the meeting or any other person entitled to vote so requests, the vote shall be taken by secret ballot. A vote by secret ballot may be requested at any time prior to the adjournment of the meeting, even after a voice vote or vote by show of hands. Such a request may also be withdrawn. Each shareholder or proxyholder shall give the scrutineers one or several voting ballots on which he has indicated the manner in which he casts the vote he holds and, where applicable, his name and the number of votes to which he is entitled. Regardless of whether or not a voice vote or vote by show of hands has been taken on that same issue, the results of the secret ballot shall be deemed to represent the resolution of the meeting in that respect.

        17.    Procedure at Meetings.    The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including any question regarding the validity or invalidity of any proxy and the admissibility of any motion, shall be conclusive and binding upon all the shareholders.

        A declaration by the chairman that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

        The chairman may, at any time during a meeting at his own discretion or with the consent of a simple majority of the shareholders, adjourn the meeting for valid cause such as a disturbance or confusion rendering the proper and harmonious conduct of such meeting impossible, and he shall not be required to give notice of the reconvening of any meeting so adjourned.

        Should the chairman fail to fulfill his duties in the best interests of the Corporation, the shareholders may remove him from office and replace him with another person chosen from among them.

        The directors of the Corporation shall be entitled, in such sole capacity, to attend meetings of shareholders and to take the floor thereat.

        18.    Scrutineers.    The chairman of any meeting of shareholders may appoint two (2) scrutineers, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting.

        19.    Shareholder Addresses and Subsequent Purchasers of Shares.    Shareholders shall furnish the Corporation with the mailing address or electronic address at which they may receive any notice intended for them. Any person who, by operation of the law, a transfer or any other transaction, acquires a right attaching to a share shall be bound by any notice relating to such share that was sent before his name and address were entered into the books of the Corporation, to the person whose name and address appeared in the books at the time such notice was sent.

        20.    Signed Resolutions.    A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is as valid as if it had been passed at a meeting of the shareholders regularly called. A copy of every duly signed resolution shall be kept with the minutes of the meeting of shareholders.

BOARD OF DIRECTORS

        21.    Number.    The business of the Corporation shall be administered by a board of directors composed of a fixed number of directors indicated in the Corporation's articles. If the articles provide for a minimum and maximum number of directors, the board of directors will be composed of such fixed number of directors, within such minimum and maximum number, as will be established by by-law passed by the board of directors or, failing this, of the number of directors, within such minimum and maximum number, as the shareholders choose to elect.

        22.    Eligibility.    Any individual may act as a director, with the exception of minors, persons under tutorship, curatorship or who have been declared incompetent by a court in Canada or abroad, undischarged bankrupts or persons forbidden by the courts to act as director. Save as otherwise provided in the articles, a director need not be a shareholder. The majority of directors shall be "Residents Canadian", unless otherwise prescribed by the Act. An outgoing director may stand for re-election if he is otherwise eligible.

        23.    Election and Term of Office.    Unless the articles of the Corporation provide for cumulative voting, in which case the dispositions of the Act in this respect apply, or unless the articles confer upon the holders of a class or a series of shares the exclusive right to elect one (1) or more directors, in which case, the provisions of the articles shall prevail, each director shall be elected by Ordinary Resolution at the annual meeting at which an election of directors is required, unless a director is being appointed to fill an office vacated before the end of term or one or several additional directors be elected. Each director shall be elected either for a fixed term, which shall terminate no later than at the close of the third following annual meeting, or an indeterminate term, which shall terminate at the close of the first following annual meeting. It shall not be necessary for all directors to have the same term of office. A director shall remain in office, should no new director be elected at a shareholder meeting, until his successor is elected.

        24.    Resignation.    A director may resign his office at any time upon written notice to the Corporation and need give no reason for such resignation. The resignation shall take effect on the date of sending thereof, or on such later date as may be indicated therein.

        25.    Removal.    Subject to the articles of the Corporation, the shareholders may, by Ordinary Resolution, remove any director at a special meeting of shareholders. A director informed of his imminent removal may state in a written declaration to the Corporation the reason for his opposition to such removal, and the Corporation shall forward such written declaration to the shareholders authorized to vote in the circumstances.

        An office vacated by the removal of a director may be filled by the shareholders at the very meeting during which the director was removed; in such a case, the notice of such meeting shall stipulate that an election will be held should the resolution for the director's removal be adopted.

        If the holders of shares of a specific class have the exclusive right to elect a director, such director may only be removed by Ordinary Resolution at a special meeting of such shareholders.

        The removal of a director, as is the case for his election, shall be at the sole discretion of the shareholders. A director may be removed at any time, and such removal need not be specifically justified or carried out without cause. Neither the Corporation nor the shareholders voting for the removal shall incur any liability with respect to the director due to the mere fact of his removal, even if not justified.

        26.    Vacancy.    A director's office shall become vacant as of the effective date of his resignation or removal. A director's office shall moreover be deemed vacated the moment such director is no longer eligible to perform his duties under Section 22 hereof or upon his death.

        27.    Replacement.    If a vacancy occurs on the board of directors, the remaining directors may appoint a qualified person to fill such vacancy, for the unexpired term of office. However, the directors may continue to act despite one or several vacancies, provided a quorum exists. If there is not a quorum, the remaining directors shall forthwith call a special meeting of shareholders to fill such vacancy, in accordance with section 111 of the Act.

        28.    Remuneration.    The remuneration to be paid to the directors shall be as fixed by resolution of the board of directors. Such remuneration shall normally be in addition to the salary or remuneration received as such from the Corporation by an officer, employee or service provider who is also a director, unless a resolution should stipulate otherwise. The directors may also be reimbursed for travelling fees and other expenses incurred within the performance of their duties.

        29.    General Powers of the Directors.    Subject to any restriction set out in a unanimous shareholder agreement, the directors of the Corporation shall manage and direct or cause to be managed or directed on its behalf any agreement it may legally contract. The directors shall have all of the authority and powers that the Corporation is authorized to exercise by virtue of any law or its articles. Directors shall always act by resolution.

        The Directors may specifically acquire or dispose of, by means of purchase, sale, lease, exchange, mortgage or otherwise, any share, right, warrant, option or other security, immoveable, building or other moveable or immoveable property or interest in such property; the directors shall determine the consideration and other conditions of any such transaction.

        30.    Irregularity.    Notwithstanding that it be afterwards discovered that there was some defect in the election of the board of directors or the election or appointment of any director of the Corporation or notwithstanding the discovery of an apparent irregularity in his qualification, all acts carried out by any person acting as director shall be as valid and binding upon the Corporation as if every such board or person had been duly elected or appointed and had been qualified.

        31.    Use of Property or Information.    No director may mingle the Corporation's property with his own property or use for his own profit or that of a third person any property of the Corporation or any information he obtains by reason of his duties, unless he is expressly and specifically authorized to do so by the shareholders of the Corporation.

        32.    Conflicts of Interest.    Each director shall avoid placing himself in a situation of conflict between his personal interest and his obligations as a director of the Corporation.

        He shall promptly disclose to the Corporation any interest he has in any enterprise or other entity that is likely to place him in a situation of conflict of interest, as well as the rights he may enforce thereagainst, indicating, if such be the case, the nature and the value thereof. Such disclosure of interest shall be recorded in the minutes of the proceedings of the board of directors. An aggregate disclosure shall remain valid as long as the facts have not changed, and the director need not reiterate such disclosure for any specific subsequent transaction.

        33.    Contracts With the Corporation.    A director or an officer may, even in performing his duties, enter into material contracts with the Corporation, or be a director, an officer or a holder of a material interest in a legal person that is a party to such contract. He shall then, in accordance with section 120 of the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest in such contract, even if such contract, within the scope of the normal business activity of the Corporation, does not require the approval of either the directors or the shareholders. For the purposes of this by-law, a general notice that the director or officer is a director, an officer or a holder of a material interest in a legal person and is to be regarded as interested in any contract made with that legal person, is a sufficient declaration of interest.

        A director who is so interested in a contract shall not discuss or vote on such resolution to approve the contract unless the contract is one of the contracts referred to in subsection 120(5) of the Act, that is, relating primarily to the remuneration or indemnification of such director, or a contract with an affiliate of the Corporation.

        At the request of the president or any director, the interested director shall leave the meeting while the board of directors discusses and votes on the contract concerned.

        Neither the Corporation nor any of its shareholders may contest the validity of a contract entered into with a director or an officer of the Corporation, or with a legal person in which such director or officer is a director, an officer or a holder of a material interest, for such sole reason, provided such director or officer has disclosed his interest as aforementioned, the board of directors or the shareholders of the Corporation have approved the contract, and the contract was, at that time, equitable for the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

        34.    Meetings and Notices.    Each year, immediately after the annual meeting of shareholders, a meeting of the directors who are then present shall be held without further notice, provided a quorum is present, for the appointment of the officers of the Corporation.

        Meetings of the board of directors may be called by order of the chairman of the board, if any, or, by order of the president of the Corporation or by order of two (2) directors, and may be held at any place within or outside Canada. A notice of each meeting specifying the place, date and time, shall be delivered to each director at his residence or usual place of business. Such notice shall be sent at least two (2) days prior to the date fixed for such meeting either by regular or registered mail, or by facsimile or electronic mail. If the address of any director does not appear in the books of the Corporation, then such notice may be sent as aforesaid to such address that the person sending the notice considers to be most likely to reach such director promptly.

        The board of directors may from time to time provide for the holding of regular meetings of the board of directors at such place, within Canada or elsewhere, with or without notice, as may be determined by resolution.

        Except in the case of questions referred to in subsection 115(3) of the Act, including, in particular, the declaration of dividends, the issuance of securities, the acquisition of shares issued by the Corporation, the approval of the annual financial statements, vacancies in the board of directors or in the office of auditor and the adoption, amendment or repeal of the by-laws, no notice of any meeting of the board of directors need specify the purposes for which it is called or the nature of the questions to be dealt with thereat.

        Any director may waive notice of a meeting of the board of directors in writing either before, during or after it is held; nevertheless, a director's presence at such meeting shall not constitute a waiver of notice if the director so attends for the express purpose of objecting to the deliberations on the grounds that the meeting is not regularly called.

        It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of this meeting is announced at the initial meeting.

        35.    Participation by Telephone.    The directors may, if all are in agreement, participate in a meeting of the board of directors by technical means, including the telephone, enable all of the participants to communicate orally among themselves. A director participating in a meeting by such a means shall be deemed to have attended the meeting. Directors shall cast their vote by voice vote, contrary to the provisions of Section 39 below.

        36.    Quorum.    A majority of the directors in office shall constitute a quorum for a meeting of the board of directors. A quorum must exist throughout the entire meeting. Should the board of directors consist of a sole director, the written decision of this director shall constitute the meeting. When the quorum is reached, the directors may exercise all their powers, notwithstanding any vacancy on the board of directors. No business shall be transacted at a meeting of the board of directors unless the number of Resident Canadian directors required by the Act is present thereat.

        37.    Chairman and Secretary of the Meeting.    Meetings of the board of directors shall be chaired by the chairman of the board of directors, if any, or, failing him, by the president of the Corporation or, failing him, by a vice-president appointed to that end by the president. The secretary of the Corporation shall act as secretary of the meetings. Directors attending a meeting may nevertheless appoint any other person as chairman or secretary of such meeting.

        38.    Procedure.    The chairman shall ensure the proper conduct of the meeting, submitting to the board any motion that must be put to the vote and generally directing all aspects of the procedure, and his decision in this respect shall be final and binding upon all directors. Should the chairman fail to table a motion, any director may do so before the meeting is adjourned, and the motion shall be heard at such meeting if it falls within the jurisdiction of the board of directors. To that end, the agenda of each meeting of the board of directors shall be deemed to include a period during which directors may table motions. Should the chairman fail to fulfill this duty in the best interests of the Corporation, the shareholders may remove him from office and replace him by another person.

        39.    Vote.    Each director shall be entitled to one vote, and all matters shall be decided by a majority of the votes cast. Votes shall be taken by a show of hands, unless the chairman or a director should request a secret ballot, in which case the vote shall be taken by secret ballot. If the vote is taken by secret ballot, the secretary of the meeting shall act as scrutineer and count the ballots. The fact that a vote is taken by secret ballot shall not deprive directors of the right to express and have their dissent with respect to a resolution recorded. Voting by proxy shall not be permitted, and the chairman of the meeting shall not have the casting vote in the event of a tie vote.

        40.    Signed Resolutions.    A resolution in writing signed by all the directors is as valid as if it had been passed at a meeting of the directors or of a committee of the board of directors. A copy of every signed resolution shall be kept with the minutes of the meetings of the directors and shall be arranged, along with the minutes, in chronological order.

MANAGEMENT

        41.    Officers.    The Corporation's management shall be composed of the chairman of the board of directors, if appointed, the president and, if one is elected or appointed, one (1) or more vice-presidents, the general manager, the comptroller, the secretary, the treasurer, and such other officers appointed by the board of directors, which shall also determine their duties by resolution. Subject to those powers which, pursuant to the Act, may only be exercised by the board of directors, the officers of the Corporation shall exercise such powers and authority and shall perform such duties, in addition to those specified in this by-law, as may from time to time be prescribed by the board of directors. The same person may hold two (2) or more of the offices in the Corporation. None of the officers of the Corporation need be directors of the Corporation., with the exception of the chairman of the board of directors, if any, of the general manager, if any, and of the president.

        The directors may also appoint other agents, officers and employees of the Corporation within or outside Canada; their titles, powers, authority and duties shall be determined by the board of directors.

        In the event of the absence of any officer or for any other reason that the directors may deem sufficient, the directors may delegate the powers and authority of such officer to any other officer or to any director of the Corporation.

        If the board of directors consists of a sole director, that director may perform the duties of president, secretary or any other officer of the Corporation.

        42.    Chairman of the Board.    The chairman of the board shall preside at all meetings of the board of directors.

        43.    President.    The president shall be the chief officer of the Corporation and, subject to the control of the directors and the appointment of a general manager, shall supervise, administer and manage the business and affairs of the Corporation generally. The president shall preside at all meetings of the shareholders and, in the event of the absence, inability or failure of the chairman of the board to act, the president shall preside at all meetings of the board of directors.

        44.    Vice-President.    In the event of the absence, inability or failure of the president to act, the vice-president or, should there be more than one, the senior vice-president or, failing him, the second vice-president and so forth, shall assume the powers and duties of the president. The powers, attributes and duties of the vice-president shall be those prescribed by the board of directors or the president.

        45.    General Manager.    The general manager shall, subject to the control of the president, manage the operations of the Corporation generally. He shall abide by the instructions received from the board of directors and give the board of directors or its members any information they may request as regards the affairs of the Corporation.

        The general manager shall be a Resident Canadian and a director. The board of directors may delegate to such general manager any of the powers of the board except those which the Act does not allow a general manager to exercise.

        46.    Comptroller.    The comptroller is, subject to the control of the president, the chief accounting officer of the Corporation. The comptroller shall, upon request, render accounts to the president and directors in charge of the financial situation of the Corporation and of all transactions. He shall be responsible for the account books and their safekeeping.

        47.    Secretary.    The secretary shall attend to the giving of all notices of the Corporation. He shall keep the minutes of all meetings of the directors, the committees of directors and the shareholders in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the board of directors of the Corporation, together with copies of all reports made by the Corporation and such other books and papers as the directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by law to be kept and filed by the Corporation. He shall be subject to the control of the president.

        48.    Treasurer.    Subject to the control of the president, the treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the board of directors may designate.

        49.    Removal, Discharge and Resignation.    The directors, by a vote of the majority of the board, may remove any officer with or without cause at any time, unless the resolution or contract providing for his appointment stipulates otherwise. Any agent or employee who is not an officer of the Corporation may be discharged by the president or any other officer authorized for such purpose, with or without cause at any time, unless the contract providing for his employment stipulates otherwise.

        Any officer may resign his office at any time by remitting his resignation in writing to the president or the secretary of the Corporation, or at a meeting of the board of directors, unless otherwise agreed.

        50.    Vacancy.    Any vacant management position may be filled by the board of directors.

        51.    Remuneration.    The remuneration of all officers shall be fixed by the board of directors. The remuneration of any other agents, officers and employees of the Corporation shall be determined by the president and any other officer authorized for such purposes.

EXECUTIVE COMMITTEE

        52.    Election.    The board of directors may appoint from among their number a committee of the board of directors, designated as "executive committee", containing such proportion of Resident Canadians as may be required by the Act.

        53.    Officers, Quorum and Procedure.    Any committee of the board of directors shall have power to appoint its officers, to fix its quorum at not less than a majority of its members, and to determine its procedure.

        54.    Chairmanship.    Meetings of the executive committee shall be chaired by the chairman of the board of directors or, in his absence, by the president of the Corporation. In the event of their absence, meetings of the executive committee shall be chaired by such person as the members of the executive committee shall have selected from among their number.

        55.    Secretary.    The secretary of the Corporation shall act as secretary of each committee of the board of directors unless another secretary is appointed by the committee.

        56.    Powers.    The executive committee shall have all powers and authority of the board of directors as regards the administration of the daily business of the Corporation except those which pursuant to the Act a committee of directors has no authority to exercise and those the board of directors may expressly reserve for itself.

        57.    Proceedings Open to the Board.    All proceedings of the executive committee of the board of directors shall be open to the examination of the board of directors of the Corporation and shall be reported to the board of directors if and when the board of directors so directs. The board of directors may veto or amend any decision made by the executive committee, provided this does not affect the rights of third parties.

        58.    Participation by Telephone and Signed Resolutions.    Sections 35 and 40 shall apply, mutatis mutandis , to the executive committee

        59.    Meetings.    Meetings of committees of the board of directors may be held at the registered office of the Corporation or at such other place within or outside Canada as a committee may from time to time determine.

        Meetings of a committee may be called by or by the order of the president or any two (2) members of the committee.

        A member of a committee may waive notice of a meeting in writing either before, during or after the meeting. His sole presence at such meeting shall not constitute a waiver of notice if he so attends for the express purpose of objecting to the holding thereof on the grounds that the meeting is not regularly called.

        60.    Remuneration.    The members of a committee of the board of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine.

        61.    Removal and Replacement.    The directors may from time to time remove any member of a committee of the board of directors from office.

        The directors may also from time to time fill any vacancy which may occur in the membership of a committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        62.    Indemnity.    Subject to the limitations provided by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a corporation of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such corporation, if:

  (a)
  he acted honestly and in good faith with a view to the best interests of the Corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        63.    Insurance.    The Corporation may purchase and maintain insurance for the benefit of any person referred to above against such liability as the board of directors may from time to time determine, and as permitted by the Act.

        64.    Reimbursement of Expenses.    Subject to any contractual agreement specifying or restricting this obligation, the Corporation shall reimburse any director, officer or other agent for reasonable and necessary expenses incurred within the performance of his duties, plus interest as of the day he paid such expenses. Such amounts shall be reimbursed upon presentation of relevant vouchers.

CAPITAL STOCK

        65.    Issuance of Shares and Stock Options.    Subject to any provision set out in the articles of the Corporation or in a unanimous shareholder agreement limiting the granting or issuance of shares in the capital stock of the Corporation, the directors may accept subscriptions or allot, distribute or issue all or part of the unissued shares of the Corporation, grant options thereon or otherwise dispose thereof to any person, company, corporation or body corporate the directors may determine for such consideration and under such conditions that are lawful and in compliance with the articles of the Corporation without being required to offer said unissued shares to existing shareholders on a pro rata basis of the number of shares they hold.

        66.    Share Certificates and Stock Transfers.    Certificates representing the issued shares of the capital stock of the Corporation shall bear the signature of the president or a vice-president and the secretary or assistant secretary. These signatures may be engraved, lithographed or otherwise mechanically reproduced thereon Any certificates bearing the facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid for all intents and purposes as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation on the date of such certificate or at the time that it is issued.

        67.    Securities Register.    A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the directors. The directors may from time to time provide that one (1) or more branch securities registers shall be maintained at such places within Canada or elsewhere as may be designated by a resolution and may appoint officers or agents to maintain same and to effect and record therein transfers of shares of the capital stock of the Corporation.

        68.    Transfer Agents and Registrars.    The agents of the Corporation charged with the maintenance of the central and/or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The board of directors may at any time terminate the appointment of such transfer agents and/or registrars.

        69.    Record Date and Closing of Books.    Subject to the provisions of the Act with respect to notification, the directors may fix in advance, by resolution, a date not exceeding fifty (50) days preceding the date for payment of a dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the capital stock of the Corporation shall go into effect as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the capital stock of the Corporation with the effect that only the shareholders of record on the date so fixed by the board of directors shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date.

        70.    Lost and Destroyed Certificates.    The directors may, upon such terms and conditions as to indemnity and otherwise as they may deem advisable, direct that a new certificate or certificates of shares be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen or destroyed. The directors, when authorizing the issue of such new certificate or certificates, may, in their discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation and/or transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates a bond in such sum as they may direct, as indemnity against any claim that may be made against them or either of them for or in respect of the shares represented by such certificates alleged to have been worn out, lost, stolen or destroyed.

DIVIDENDS

        71.    Dividends.    The board of directors may, from time to time and in accordance with the Act, declare and pay dividends to the shareholders in accordance with their respective rights.

        The board of directors may stipulate that a dividend is payable, either in whole or in part, in shares of the Corporation.

        A transfer of shares shall not have the effect of assigning the right to receive dividends declared thereon until such time as the transfer is registered. Should two or more persons be registered as joint holders of a share, each may give a valid discharge as regards any dividend owing or paid thereon.

FISCAL YEAR, ACCOUNTS AND AUDIT

        72.    Fiscal Year.    The period for the fiscal year of the Corporation shall be determined from time to time by the board of directors.

        73.    Audit.    The shareholders, at each annual meeting, shall appoint an auditor or auditors to hold office until the next annual meeting and until the appointment of his or their successor or successors, unless he or they resign or his or their office otherwise becomes vacant. At least once in every fiscal year, such auditor or auditors shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting and shall report thereon to the shareholders. The remuneration of an auditor may be fixed by the shareholders or by the board of directors, where so authorized by the shareholders.

        The auditor shall be independent of the Corporation, of its affiliates, or the directors or officers of the Corporation or its affiliates in accordance with the Act. The shareholders may remove the auditor from office at any time at a special meeting. A vacancy created by the removal of the auditor may be filled at the meeting at which the auditor is removed or, if not so filled, may be filled by the board of directors. Any other vacancy which may occur shall be filled by the directors in accordance with section 166 of the Act.

        The shareholders may decide not to appoint an auditor for any fiscal year, by resolution receiving the consent of all the shareholders including those who otherwise are not qualified to vote. The resolution shall be valid only until the next annual meeting.

CORPORATION REPRESENTATION FOR CERTAIN PURPOSES

        74.    Declaration.    The president, the chairman of the board of directors, any vice-president, the general manager, the comptroller, the secretary and the treasurer or any one (1) of them or any other officer or person thereunto authorized by the board of directors shall be authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court, to answer and/or oppose for and on behalf of the Corporation all seizures and to declare for and on behalf of the Corporation to writs of attachment by way of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for winding-up, sequestration or bankruptcy against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation's debtors and to grant proxies in connection therewith.

        75.    Representation at Meetings.    The president, the chairman of the board of directors, any vice-president, the general manager, the comptroller, the secretary and the treasurer, or any one (1) of them or any other officer or person thereunto authorized by the directors shall represent the Corporation, attend and vote at any meeting of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them or one (1) of them at any such meeting shall be deemed to be the act and/or vote of the Corporation.

        Any two (2) of the president, the chairman of the board of directors, any vice-president, the general manager, the comptroller, the secretary and the treasurer acting jointly shall moreover be empowered to authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver from time to time for and on behalf and in the name of the Corporation a proxy in such form and terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting.

        76.    Signature of Documents.    Contracts, documents, written acts, including discharges and releases, requiring the signature of the Corporation may be validly signed by the president alone, or by any two of any vice-president, the general manager, the secretary and the treasurer acting jointly, and hence be binding on the Corporation. The board of directors may also designate any other person to sign and deliver on behalf of the Corporation all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms.

        77.    Declarations in the Register.    Declarations to be filed with the Inspector General of Financial Institutions in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the president, any director of the Corporation or any other person authorized for such purpose by resolution of the board of directors. Any director having ceased to hold such office as a result of his resignation, removal or otherwise shall be authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, from fifteen (15) days after the date of such cessation, unless he receives proof that the Corporation has filed such a declaration.

MISCELLANEOUS

        78.    Conflict with the Articles.    In the event of a conflict between the provisions of these General By-Laws and the articles of the Corporation, the provisions set out in the articles shall prevail.

        79.    Amendments.    The board of directors shall have the power to adopt, repeal or amend any by-law, but any such measure shall only apply until the next annual or special meeting of the shareholders. If the adoption, repeal or amendment is not confirmed or amended by Ordinary Resolution at that annual or special meeting, it shall cease to be in effect, but only as of such date. Any shareholder may, in accordance with Section 137 of the Act, propose the adoption, amendment or repeal of a by-law at an annual meeting.

/s/ Robert F. Hall Robert F. Hall, Secretary

QuickLinks

  Exhibit 3.22
ROLLAND INC. (name of Corporation)
GENERAL BY-LAWS
GENERAL BY-LAWS OF ROLLAND INC.
INDEX
GENERAL BY-LAWS OF ROLLAND INC.
DEFINITIONS
REGISTERED OFFICE AND OFFICES
SHAREHOLDERS
BOARD OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS
MANAGEMENT
EXECUTIVE COMMITTEE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
CAPITAL STOCK
DIVIDENDS
FISCAL YEAR, ACCOUNTS AND AUDIT
CORPORATION REPRESENTATION FOR CERTAIN PURPOSES
MISCELLANEOUS